SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
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☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
PRA INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRA INTERNATIONAL
12120 SUNSET HILLS ROAD
SUITE 600
RESTON, VIRGINIA 20190

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2006
To our stockholders:
      You are invited to attend the 2006 Annual Meeting of Stockholders of PRA International to be held at The Hotel Boulderado, 2115 Thirteenth Street, Boulder, Colorado USA 80302, on June 12, 2006, at 9:00 A.M., local time, for the following purposes:

1. electing the Class II members of the Board of Directors of the Company;

2. ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

3. ratifying the Company’s Employee Stock Purchase Plan; and

4. acting upon such other matters as may properly come before the annual meeting or any adjournments thereof.
      The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about PRA International is contained in the accompanying Annual Report to Stockholders for the fiscal year ended December 31, 2005.
      The Board of Directors has fixed the close of business on April 14, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Consequently, only holders of our common stock of record on the transfer books of the Company at the close of business on April 14, 2006 will be entitled to notice of and to vote at the meeting.
      We have enclosed a postage-prepaid envelope for that purpose. If you attend the annual meeting, you may vote in person even if you have already returned a proxy.
      For admission to the meeting, all stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the record date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned PRA International common stock as of April 14, 2006. In order to vote at the meeting, beneficial owners of stock must bring legal proxies, which they can obtain only from their brokers or banks.

By order of the board of directors:

Patrick K. Donnelly
President and CEO
Reston, Virginia
May 17, 2006
YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope.

PROXY STATEMENT
VOTING SECURITIES
PROPOSAL 1: ELECTION OF DIRECTORS
OTHER INFORMATION
SUMMARY COMPENSATION TABLE
Performance Graph
PROPOSAL 2: RATIFICATION OF AUDITORS
PROPOSAL 3: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

PROXY STATEMENT

       The 2006 annual meeting of stockholders of PRA International, a Delaware corporation, will be held at The Hotel Boulderado, 2115 Thirteenth Street, Boulder, Colorado USA 80302, on June 12, 2006, at 9:00 A.M. local time. Copies of this proxy statement and the accompanying proxy, which are being solicited by our board of directors, are being mailed on or about May 19, 2006 to holders of record of our common stock, par value $.01 per share as of April 14, 2006.
VOTING SECURITIES
Record Date; Outstanding Shares; Shares Entitled to Vote
      Our board of directors has fixed the close of business on April 14, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 23,156,318 shares of common stock issued and outstanding held by approximately 108 stockholders of record.
      Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the annual meeting and any adjournments or postponements of that meeting.
Quorum and Vote Required
      The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the annual meeting is required in order to constitute a quorum. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.
      If a quorum is present, a plurality of votes properly cast at the annual meeting will be required to elect the Class II members of the board of directors and a majority of votes properly cast at the annual meeting will be required to (1) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and (2) ratify the Company’s Employee Stock Purchase Plan.
Voting; Proxies; Revocation
      Shares of our common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked prior to or at the annual meeting, will be voted at the annual meeting, and at any adjournments, continuations or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted “FOR” the election of the two nominees for Class II directors; “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and “FOR” the ratification of the Company’s Employee Stock Purchase Plan. Proxies are being solicited on behalf of our board of directors.
      Anyone who executes a proxy may revoke it at or before the annual meeting by:

•	delivering to our corporate secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy;

•	duly executing, dating, and delivering a subsequent proxy to our corporate secretary; or

•	attending the annual meeting and voting in person.

      Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190, Attention: Vice President, Legal Affairs. If your shares are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.
Abstentions and Broker Non-Votes
      An abstention is deemed present but it is not deemed a vote cast. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are included in determining whether a quorum is present but are not included in the tabulation of the voting results. As such, abstentions and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding common stock.
Proxy Solicitation
      We are soliciting proxies from our stockholders for our annual meeting. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for these services.
Business; Adjournments
      We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
      If a quorum is not present at the annual meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the annual meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the annual meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Company does not currently intend to seek an adjournment of the annual meeting.
PROPOSAL 1:
ELECTION OF DIRECTORS
      Our board of directors currently comprises seven members divided into three classes. Each year the stockholders will elect the members of each class to a three-year term of office.
      The term of office of the Class II directors expires at this year’s annual meeting, the term of office of the Class III directors expires at the 2007 annual meeting, and the term of office of the Class I directors expires at the 2008 annual meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office.

      The following table lists our directors and the classes in which they will serve as of the date of this proxy statement:

Class II	Class III	Class I
(Term Expiring 2006)	(Term Expiring 2007)	(Term Expiring 2008)

Jean-Pierre L. Conte Armin Kessler	Melvin D. Booth Robert E. Conway	Patrick K. Donnelly Judith A. Hemberger Robert J. Weltman
      Our board of directors has approved the nomination of Jean-Pierre L. Conte and Armin Kessler as Class II directors for election at the annual meeting to serve until the annual meeting of stockholders in the year 2009 (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office). Melvin D. Booth, Robert E. Conway, Patrick K. Donnelly, Judith A. Hemberger, and Robert J. Weltman are not standing for re-election at the annual meeting.
      The board of directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the board of directors.
      Nominees for election to the board of directors shall be elected by a plurality of votes properly cast at the annual meeting. The board of directors recommends that you vote “FOR” the election of all of the nominees.
      Set forth below are the names and other information pertaining to the board’s nominees and other directors whose terms of office will continue after the annual meeting:

		First Year
		Elected
Name	Age	Director	Position

Class I
Patrick K. Donnelly	48	1994	President, Chief Executive Officer, and Director
Judith A. Hemberger	58	2005	Director
Robert J. Weltman	40	2001	Director
Class II
Jean-Pierre L. Conte	42	2001	Chairman
Armin Kessler	68	2005	Director
Class III
Melvin D. Booth	61	2004	Director
Robert E. Conway	52	2004	Director
      Melvin D. Booth, Director. Melvin D. Booth was a director of MedImmune, Inc. from November 1998 until March 2005 and served as its president and chief operating officer from October 1998 through December 2003. Prior to joining MedImmune, Inc., Mr. Booth was president, chief operating officer, and a member of the board of directors of Human Genome Sciences, Inc. from July 1995 to October 1998. Mr. Booth held many executive positions from 1975 to July 1995 at Syntex, including president of Syntex’s US pharmaceutical business. Mr. Booth is currently a board member of Focus Diagnostics, Inc., Millipore Corporation, Prestwick Pharmaceuticals, Inc. and Ventria Bioscience. Mr. Booth graduated with honors and holds an honorary Doctor of Science degree from Northwest Missouri State University. He is a Certified Public Accountant. Mr. Booth currently serves as chairman of our audit committee.
      Jean-Pierre L. Conte, Chairman. Jean-Pierre L. Conte is currently chairman, managing director, and limited partner of Genstar Capital, L.P., the manager of Genstar Capital Partners III, L.P., a private equity limited partnership. Mr. Conte joined Genstar in 1995. Prior to joining Genstar, Mr. Conte was a principal for six years at the NTC Group, Inc., a private equity investment firm. He has served as a director and chairman of the board of PRA since 2001. Mr. Conte has also served as a director of American Pacific Enterprises, LLC since May 2004. He has served as the chairman of the board of directors of Altra Industrial Motion, Inc. and as a director of Propex Fabrics, Inc. since December 2004. He has also served as a director of Panolam Industries International, Inc. since September 2005 and Harlan Sprague Dawley, Inc. since December 2005. Mr. Conte holds an M.B.A. from Harvard University and a B.A. from Colgate University.
      Robert E. Conway, Director. Robert E. Conway is currently the chief executive officer of Array BioPharma Inc., which he joined in November 1999. Prior to joining Array BioPharma, Mr. Conway was the chief operating officer and executive vice president of the Clinical Trials Division of Hill Top Research, Inc., which he joined in 1996. Mr. Conway serves on the boards of directors of Array BioPharma and DEMCO, Inc. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati, and is a Certified Public Accountant. Mr. Conway currently serves as chairman of our compensation committee and is on both the audit and nominating and corporate governance committees.
      Patrick K. Donnelly, President, Chief Executive Officer, and Director. Patrick K. Donnelly joined us in 1994, serving first as an outside board member and then as executive vice president and chief financial officer in 1996. In 2001, Mr. Donnelly was named PRA’s president and chief operating officer, and subsequently, chief executive officer in 2002. Before joining PRA, Mr. Donnelly was president of Virginia Capital L.P. and Vedcorp, LLC, two affiliated venture capital firms located in Richmond, Virginia. Mr. Donnelly also spent eight years with BancBoston Capital. Mr. Donnelly received his M.B.A. from Pennsylvania State University in 1984 and received his B.A. from the University of Missouri in 1980.
      Judith A. Hemberger, Ph.D., is a founder of Pharmion Corporation and served as Pharmion’s Executive Vice President and Chief Operating Officer and a member of its board of directors from its inception in 2000 until March 2006. From 1997 to 1999, she worked as a consultant to various healthcare companies. During this period she also served as a Senior Vice President of Business Development at AVAX Technologies, Inc., a vaccine technology company. From 1979 to 1997, Dr. Hemberger worked at Marion Laboratories and successor companies Marion Merrell Dow and Hoechst Marion Roussel. She led a number of strategic functions, including Professional Education, Global Regulatory Affairs, Global Medical Affairs and Commercial Development. Her final role in the company was Senior Vice President of Global Drug Regulatory Affairs. Ms. Hemberger currently serves on the board of directors of Perrigo Company, Myogen, Inc. and Renovis. Ms. Hemberger received a B.S. from Mount Scholastica College, a Ph.D. from the University of Missouri, and an MBA from Rockhurst College. Ms. Hemberger currently serves on our compensation and nominating and corporate governance committees.
      Armin Kessler, Director. Armin Kessler is an experienced global pharmaceutical and biotech industry executive. Prior to his retirement in 1995, Mr. Kessler held many executive positions at Hoffman-LaRoche AG, including chief operating officer and head of the pharmaceutical division. Mr. Kessler has also held executive positions at Sandoz, and has been a member of the board of directors of Genentech and Syntex, as well as the president of the European Federation of Pharmaceutical Industry Associations. He became a director of PRA in January 2005 and currently is also a director of Actelion, Gen-Probe Incorporated, MedGenisis, and The Medicines Company. Mr. Kessler received a B.S. from the University of Pretoria, South Africa, a B.S. from the University of Cape Town, a J.D. from Seton Hall University, and an Honorary Doctorate of Business Administration from University of Pretoria, South Africa. Mr. Kessler qualified as a U.S. patent attorney in 1972. Mr. Kessler currently serves on our audit and compensation committees, and is chairman of our nominating and corporate governance committee.
      Robert J. Weltman, Director. Robert J. Weltman is currently a managing director of Genstar Capital, L.P., the manager of Genstar Capital Partners III, L.P., a private equity limited partnership. Mr. Weltman joined Genstar in 1995. Prior to joining Genstar, from 1993 to 1995, he was an associate with Robertson, Stephens & Company, an investment banking firm. From 1991 to 1993, he worked for Salomon Brothers Inc. as a financial analyst. He has served as a director of PRA since 2001 and of BioSource International, Inc. since 2000. Mr. Weltman has also served as a director of American Pacific

Enterprises, LLC since May 2004, Woods Equipment Company, LLC since June 2004, and AXIA Health Management, LLC since December 2004, and Harlan Sprague Dawley, Inc., since December 2005. Mr. Weltman holds an A.B. in chemistry from Princeton University.
Board Organization and Meetings
      Our board of directors held thirteen meetings during 2005. Each incumbent board member has attended at least 90% of the board meetings during the board member’s tenure on the board of directors, and each member of a committee of the board has attended 90% of the committee’s meetings during the committee member’s tenure on the committee. All directors are expected to attend each meeting of the board and the committees on which he serves and are also encouraged to attend the annual meeting of stockholders.
      Stockholders who wish to communicate directly to our board of directors may direct their communications to our corporate secretary, William (Bucky) Walsh, III, PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190. Such communications, or summaries of them, will be provided to the board of directors for its review. Any stockholder communications to the board of directors should be sent to the board in care of the secretary.
      The standing committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee.
      The audit committee currently comprises Mr. Booth, who serves as chairman, Mr. Conway, and Mr. Kessler. From January 2005 until November 2005, our audit committee comprised Mr. Booth, Mr. Conway, and Mr. Weltman. Mr. Weltman resigned as a committee member in November 2005. Mr. Kessler joined our audit committee in November 2005. The audit committee met twelve times during 2005. The audit committee and the board of directors have adopted a charter for the audit committee, setting forth the structure, powers and responsibilities of the committee. A copy of the audit committee charter is attached as Appendix A to this proxy statement. Under the charter, the audit committee comprises at least three members appointed by the board of directors, each of whom satisfies the requirements of financial literacy. In addition, our board of directors has determined that Mr. Booth, Mr. Conway, and Mr. Kessler are independent directors within the meaning of applicable Nasdaq listing requirements. Our audit committee has determined that Mr. Booth is an audit committee financial expert as that term is defined under the Securities Exchange Act of 1934. Under the audit committee charter, the responsibilities of the committee include:

•	annually reviewing and recommending to the board of directors the selection of independent registered public accounting firm;

•	reviewing and discussing with management significant accounting matters;

•	discussing with our independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls, and applicable requirements regarding auditor independence;

•	approving our audited financial statements to be included in our annual report on Form 10-K; and

•	pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm.
      The compensation committee currently comprises Mr. Conway, who serves as chairman, Ms. Hemberger, and Mr. Kessler. From January 2005 until November 2005, our compensation committee comprised Messrs. Conway, Conte and Kessler. Mr. Conte resigned as a committee member in November 2005. Ms. Hemberger (whom our board of directors also determined to be an independent director within the meaning of applicable Nasdaq listing requirements) joined our compensation committee in November 2005. The committee met five times during 2005. The compensation committee is responsible for:

•	recommending to the board of directors salaries, bonuses, and other forms of compensation for our executive officers, including stock options, restricted shares, and other forms of equity compensation;

•	considering and adopting changes in our compensation structure as applicable to all non-executive officer employees, including salaries and benefits;

•	recommending to the board of directors changes in director compensation; and

•	performing such other duties and exercising such other authority as may be assigned from time to time to the committee by the board of directors.
      The nominating and corporate governance committee comprises Mr. Kessler, who serves as chairman, Mr. Conway, and Ms. Hemberger. From January 2005 until November 2005, our nominating and corporate governance committee comprised Messrs. Conte, Conway, and Kessler. Mr. Conte resigned as a committee member in November 2005. Ms. Hemberger joined our nominating and corporate governance committee in November 2005. The committee met two times in 2005. The board has adopted a charter, available on our web site at www.prainternational.com, governing the activities of the nominating and corporate governance committee. The nominating and corporate governance committee has the authority to recommend persons for nomination to stand for election to our board of directors. In recommending potential candidates for election to the board of directors, the committee may consider, among other factors the committee deems appropriate, personal and professional integrity, business judgment, experience in management and in our industry, experience as a board member of another publicly held company and academic expertise in an area of our operations. The nominating and corporate governance committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the ninetieth day or earlier than the close of business on the one hundred twentieth day prior to the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the Secretary of the Company.
OTHER INFORMATION
Executive Officers
      Set forth below is certain information with respect to the persons who are currently serving as executive officers of the Company. Biographical information on Mr. Donnelly is included under “Proposal 1: Election of Directors.”

J. Matthew Bond, Executive Vice President, Chief Financial Officer, Assistant Treasurer, and Assistant Secretary
      J. Matthew Bond was named executive vice president and chief financial officer in February 2006. Mr. Bond joined PRA as vice president-finance and accounting in 2001, and was appointed senior vice president and chief financial officer of PRA in 2002. Before joining PRA, Mr. Bond worked as vice president for a division of Marriott International, Inc. since 1997. He also spent 11 years with a major public accounting firm. Mr. Bond is a Certified Public Accountant and holds a B.S. in business from Wake Forest University. He is a board member of Concept Interiors, Inc.

David W. Dockhorn, Ph.D., Executive Vice President of Global Clinical Operations
      David W. Dockhorn, Ph.D., was named executive vice president of global clinical operations in 2004. He joined PRA in 1997 as vice president of operations and regional director of the Lenexa, Kansas operations and in 2001 was named senior vice president of clinical trials services of North American clinical operations for PRA. Prior to that, he served as senior vice president for the Lenexa, Kansas regional office and San Diego, California operations. Previously, he worked for International Medical Technical Consultants, Inc., or IMTCI, a CRO which was acquired by PRA in 1997. Dr. Dockhorn received his Ph.D. in neuroscience from Texas Tech University.

Monika Pietrek, M.D., Ph.D., Executive Vice President of Global Scientific and Medical Affairs
      Monika Pietrek, M.D., Ph.D. was named executive vice president of global scientific and medical affairs in September 2005. Dr. Pietrek joined PRA in 1996 as the director of safety management services and in 2004 was named senior vice president of global medical and safety services. Since 1999, she served as vice president for the Mannheim, Germany operations. Dr. Pietrek received her M.D. and Ph.D. from University of Frankfurt, Germany and her M.Sc. in epidemiology from the London School for Hygiene & Tropical Medicine, London, United Kingdom.

James C. Powers, Executive Vice President of Business Development
      James C. Powers is executive vice president of business development of PRA. Mr. Powers joined PRA in 1988 as vice president and general manager. He became president of North American operations in 1992 and was named executive vice president of business development in 1996. Prior to joining us, Mr. Powers was vice president at University Technology Corporation from 1985 to 1988. From 1973 to 1985, Mr. Powers worked at Clairol, Inc. Mr. Powers received a B.S. in Administration and Management Science from Carnegie Mellon University in 1973.

Bruce A. Teplitzky, Executive Vice President of Business Development
      Bruce A. Teplitzky was named executive vice president of business development in September 2005. Mr. Teplitzky was named senior vice president of strategic business development in 2003. He joined PRA in early 1996 as vice president of operations and regional director. In 2000, he was promoted to senior vice president of clinical operations. In 2002, he became senior vice president of global business development. Prior to joining PRA, Mr. Teplitzky worked for Stuart Pharmaceuticals (now AstraZeneca), and at Corning Besselaar. Mr. Teplitzky earned his M.M.S. in clinical microbiology at the Emory University School of Medicine. He received his B.S. from Emory University in biologic sciences.

William (Bucky) Walsh, III, Executive Vice President of Corporate Development and Secretary
      William (Bucky) Walsh, III, joined PRA in 1985, and was named executive vice president of corporate development in February 2006. He is also the corporate secretary. Mr. Walsh joined PRA in 1985, and was named senior vice president of business services in 2003. Mr. Walsh has been with PRA for more than 20 years, and has held numerous positions, including program analyst, director of systems and information technology, and vice president of systems management. While at PRA in 1991, Mr. Walsh earned an M.B.A. from James Madison University. In 1980, Mr. Walsh graduated with a B.A. from the University of Virginia.

Gail O’Mullan, Senior Vice President of Talent Management
      Gail O’Mullan was named senior vice president of talent management in February 2006. Ms. O’Mullan joined PRA in 2003. Prior to joining PRA, Ms. O’Mullan worked at Aventis Pharmaceuticals where she served as director of business operations and director of human resources and administrative services. Ms. O’Mullan earned a B.A. from the University of California, San Diego. She received a JD and MBA from Texas Tech University.
Security Ownership of Directors, Executive Officers and Certain Beneficial Owners
      The following table sets forth as of March 15, 2006, certain information with respect to the beneficial ownership of the Company’s common stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on a review of filings with the Securities and Exchange Commission), each director and each named executive officer, and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of March 15, 2006, there were 22,987,641 shares of the Company’s common stock outstanding.

	Shares
	Beneficially
	Owned(1)	Percent(2)

Named Executive Officers
Patrick K. Donnelly(3)	645,262	2.59%
David W. Dockhorn(4)	380,666	1.53%
Erich Mohr(5)	471,123	1.89%
James C. Powers(6)	426,899	1.72%
Bruce A. Teplitzky(7)	197,351	0.79%
Directors
Jean-Pierre L. Conte(8)	3,139,361	12.61%
Melvin D. Booth(9)	10,000	0.04%
Robert E. Conway(10)	10,000	0.04%
Judith A. Hemberger	0	0.00%
Armin Kessler(11)	10,000	0.04%
Robert J. Weltman(12)	0	0%
All Directors and Executive Officers as a Group (15 persons)	5,661,219	22.75%
Beneficial Owners of 5% or More of the Outstanding Common Stock of PRA International
Genstar Capital III, L.P.(13)	3,139,361	12.61%
Baron Capital Group, Inc.(14)	2,104,600	9.20%
Wasatch Advisors, Inc.(15)	1,431,160	6.30%
FMR Corporation(16)	1,431,030	6.28%
Artisan Investment Corporation(17)	1,227,600	5.40%
Waddell & Reed Financial(18)	1,181,700	5.20%

(1)	Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person includes shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 15, 2006, and not subject to repurchase as of that date. Shares issuable pursuant to options and warrants are deemed outstanding for calculating the percentage ownership of the person holding the options and warrants but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)	For purposes of this table, the number of shares of common stock outstanding as of March 15, 2006, is deemed to be 22,987,641.

(3)	Includes options exercisable for 426,500 shares.

(4)	Includes options exercisable for 195,026 shares.

(5)	Includes 144,713 shares owned by Shelley Mohr, Dr. Mohr’s spouse. Dr. Mohr resigned from the Company effective December 31, 2005.

(6)	Includes options exercisable for 268,500 shares.

(7)	Includes options exercisable for 120,221 shares.

(8)	Includes 3,030,526 shares owned by Genstar Capital Partners III, L.P. and 108,835 shares owned by Stargen III, L.P. Mr. Conte is the chairman, a managing director, and a limited partner of Genstar Capital, L.P., the manager of Genstar Capital Partners III, L.P. Mr. Conte is a limited partner of Stargen III, L.P. Mr. Conte is a managing member of Genstar III GP LLC, which is the sole general partner of Genstar Capital III, L.P., which is the sole general partner of each of Genstar Capital Partners III, L.P. and Stargen III, L.P. In such capacity, Mr. Conte may be deemed to beneficially own shares beneficially held by Genstar Capital Partners III, L.P. and Stargen III, L.P., but disclaims such beneficial ownership.

(9)	Includes options exercisable for 10,000 shares.

(10)	Includes options exercisable for 10,000 shares.

(11)	Includes options exercisable for 10,000 shares.

(12)	Mr. Weltman is a limited partner of Genstar Capital III, L.P., which is the sole general partner of each of Genstar Capital Partners III, L.P. and Stargen III, L.P. Mr. Weltman is a limited partner of Stargen III, L.P. Mr. Weltman does not directly or indirectly have or share voting or investment power over the shares beneficially held by Genstar Capital Partners III, L.P. or Stargen III, L.P.

(13)	Includes 3,030,526 shares owned by Genstar Capital Partners III, L.P., of which Genstar Capital III, L.P. is the sole general partner, and 108,835 shares owned by Stargen III, L.P., of which Genstar Capital III, L.P. is the sole general partner. The address of these stockholders is c/o Genstar Capital, L.P., Four Embarcadero Center, 19th Floor, San Francisco, CA. The natural persons who have investment or voting power for the shares owned by Genstar Capital III, L.P. are Jean-Pierre L. Conte, Richard D. Paterson, and Richard F. Hoskins.

(14)	Includes 2,026,000 shares owned by BAMCO, Inc. and 78,600 owned by Baron Capital Management, Inc. Each are subsidiaries of Baron Capital Group, Inc. The address of these stockholders is 767 Fifth Avenue, New York, NY 10153. Ronald Baron holds a controlling interest in Baron Capital Group, Inc.

(15)	The address of this stockholder is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(16)	Includes 1,175,719 shares owned by Fidelity Management & Research Company and 75,100 shares owned by Fidelity Management Trust Company, each of which is a wholly-owned subsidiary of FMR Corporation. Also includes 180,211 shares held by Fidelity International Limited. Pursuant to a Schedule 13G filed on February 14, 2006, the signatories to such Schedule 13G state that although they believe that FMR Corporation and Fidelity International limited are not acting as a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, they have reported their beneficial ownership on a voluntary basis. The address for these stockholders is 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d controls the voting power of FMR Corporation by holding 49% of its common stock and pursuant to a voting agreement. A partnership controlled by Mr. Johnson controls 38% of the total voting stock of Fidelity International Limited.

(17)	Includes 1,227,600 shares owned by Artisan Partners Limited Partnership, of which Artisan Investment Corporation is the general partner. Andrew and Caroline Ziegler are principal shareholders of Artisan Investment Corporation. The address of this stockholder is 875 E. Wisconsin Street, Milwaukee, WI 53202.

(18)	Includes 1,067,000 shares owned by Waddell & Reed Investment Management Company and 114,000 shares owned by Ivy Investment Management Company. Each are indirect subsidiaries wholly-owned by Waddell & Reed Financial. The address of these stockholders is 6300 Lamar Avenue, Overland Park, KS 66202.

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table sets forth certain information with respect to our compensation plans, all of which have been approved by our stockholders, under which equity securities of the Company are authorized for issuance.

Number of Securities to		Number of Securities Remaining
be Issued Upon Exercise	Weighted-Average Exercise	Available for Future Issuance Under
of Outstanding Options,	Price of Outstanding Options,	Equity Compensation Plans (Excluding
Warrants and Rights(a)	Warrants and Rights(b)	Securities Reflected in Column(a))(c)

3,149,373	$11.60 per share	1,735,275
Board of Directors Compensation
      Effective January 1, 2006, under our director compensation policy, non-employee directors who are not affiliated with Genstar receive in cash:

Annual retainer	$35,000
Meeting attendance fee (board or audit committee)
attendance in person	$2,000
attendance by telephone	$1,000
Meeting attendance fee (compensation or nominating and corporate governance committee)
attendance in person	$1,500
attendance by telephone	$750
Audit committee chairman fee	$20,000
Other committee chairman fee	$10,000
      In addition, non-employee directors who are not affiliated with Genstar will receive an initial award of options exercisable for 40,000 shares of common stock and an additional award of options exercisable for 10,000 shares after each year of service. We also reimburse directors for their reasonable expenses incurred in connection with attending board and committee meetings.
      Our board of directors has determined that Messrs. Booth, Conway, and Kessler as well as Ms. Hemberger are independent directors within the meaning of applicable Nasdaq listing requirements. Messrs. Booth, Conway, and Kessler currently serve on the audit committee. Messrs. Conway and Kessler and Ms. Hemberger currently serve on the compensation committee as well as the nominating and corporate governance committee. Mr. Donnelly is employed by PRA and is not separately compensated for his service as a director. Our Board of Directors determined that Mr. Booth qualifies as and has been designated as an “audit committee financial expert” as such term is defined under Item 401 of Regulation S-K.

Executive Compensation

Summary Compensation
      For the year ended December 31, 2005, the following table sets forth information concerning the compensation of our chief executive officer and our four other most highly compensated officers, the five of whom are considered our named executive officers for reporting purposes.
SUMMARY COMPENSATION TABLE

							Long Term
							Compensation
		Annual Compensation					Awards

					Other Annual		Securities
					Compensation		Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)		Options (#)

Patrick K. Donnelly	2005	355,625	56,250	(1)	19,520	(6)	—
President, Chief Executive Officer,	2004	315,000	217,757		472,261	(5)(7)	90,000
and Director	2003	243,333	181,250		16,893	(8)	—
David W. Dockhorn	2005	255,625	31,250	(2)	20,791	(9)	—
Executive Vice President of Global	2004	222,500	84,870		195,967	(5)(10)	50,000
Clinical Operations	2003	204,375	75,000		20,173	(11)
Erich Mohr(12)	2005	321,151	—		20,707	(13)	—
Executive Vice President and Chief	2004	284,266	118,291		78,442	(5)(14)	50,000
Scientific Officer	2003	240,539	109,776		16,911	(15)	—
James C. Powers	2005	221,875	36,000	(3)	32,511	(16)	—
Executive Vice President of	2004	199,375	128,421		283,345	(5)(17)	50,000
Business Development	2003	194,458	75,000		32,348	(18)	—
Bruce A. Teplitzky	2005	200,972	55,000	(4)	25,489	(19)	25,000
Senior Vice President of	2004	194,375	178,673		172,227	(5)(20)	25,000
Business Development	2003	189,166	56,250		26,348	(21)	—

(1)	Includes $18,563 of deferred bonus.

(2)	Includes $3,125 of deferred bonus.

(3)	Includes $11,880 of deferred bonus.

(4)	Includes $0 of deferred bonus.

(5)	Includes payments, in the amounts specified below, made to all of our employee option holders at the rate of $0.94 per option in connection with a tender offer transaction in January 2004. We refer to these as option payments.

(6)	Represents car allowance of $10,800, company contributions to health insurance of $4,344, company contributions to 401(k) of $2,194, and other benefits of $4,982.

(7)	Represents option payment of $445,554, car allowance of $10,800, company contributions to health insurance of $9,022, company contributions to 401(k) of $5,001, and other benefits of $1,884.

(8)	Represents car allowance of $10,800, company contributions to health insurance of $1,780, company contributions to 401(k) of $2,369, and other benefits of $1,944.

(9)	Represents car allowance of $10,800, company contributions to health insurance of $7,905 and other benefits of $2,086.

(10)	Represents option payment of $177,190, car allowance of $10,800, company contributions to health insurance of $6,093, and other benefits of $1,884.

(11)	Represents car allowance of $10,800, company contributions to health insurance of $6,363, company contributions to 401(k) of $1,066, and other benefits of $1,944.

(12)	Erich Mohr is compensated in Canadian dollars. All amounts related to his compensation have been converted from Canadian dollars to U.S. dollars using the average exchange rate for fiscal year 2005 of Cdn $1.2078 per US$1.00 and Cdn $1.3015 for fiscal year 2004. Dr. Mohr resigned from the Company effective December 31, 2005.

(13)	Represents car allowance of $10,557, company contributions to health insurance of $1,178, and other benefits of $8,972.

(14)	Represents option payment of $60,320, car allowance of $9,797, and other benefits of $8,325.

(15)	Represents car allowance of $9,155 and other benefits of $7,756.

(16)	Represents car allowance of $10,800, company contributions to health insurance of $12,659, company contributions to 401(k) of $7,000, and other benefits of $2,052.

(17)	Represents option payment of $248,820, car allowance of $10,800, company contributions to health insurance of $15,341, company contributions to 401(k) of $6,500, and other benefits of $1,884.

(18)	Represents car allowance of $10,800, company contributions to health insurance of $13,604, company contributions to 401(k) of $6,000, and other benefits of $1,944.

(19)	Represents car allowance of $10,800, company contributions to health insurance of $12,659 and other benefits of $2,030.

(20)	Represents option payment of $144,202, car allowance of $10,800, company contributions to health insurance of $15,341, and other benefits of $1,884.

(21)	Represents car allowance of $10,800, company contributions to health insurance of $13,604, and other benefits $1,944.

Stock Option Grants
      The following table reflects the stock options granted during the past fiscal year to the named executive officers pursuant to our 2004 Incentive Award Plan. No stock appreciation rights were granted to the named executive officers during 2005. Unless otherwise noted, all options granted during the past fiscal year expire seven years from the date of grant. If the optionee’s employment is terminated for cause, any vested or unvested portion of the option will terminate. Under the option agreement, “cause” is defined as the optionee’s failure to perform duties; material harm of PRA; conviction of a felony or crime involving moral turpitude, fraud or misrepresentation; or misappropriation or embezzlement of PRA funds or assets. In addition, if the optionee’s employment is terminated for any reason other than death, disability or cause, the unvested portion of the option will terminate and the optionee will have thirty days to exercise any vested portion of the option. Upon the optionee’s death or disability, a pro rata portion of the option will vest, based on the amount that would vest on the next anniversary of the grant date, and be exercisable by the optionee’s beneficiary or estate for eighteen months or, if earlier, until the seventh anniversary of the grant date.

OPTION GRANTS IN 2005

	Individual Grants				Potential Realizable
Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise of		Option Term
	Options	Employees in	Base Price
Name	Granted (#)	Fiscal Year(1)	($/Sh)	Expiration Date	5% ($)	10% ($)

Bruce A. Teplitzky	50,000	12.9%	30.31	9/30/2012	515,415	1,169,301

(1)	The figures representing percentages of total options granted to employees in 2005 are based on a total, net of options granted and forfeited within 2005, of 387,500 common shares underlying stock options granted to our employees during 2005.

(2)	The amounts shown in the table above as potential realizable value represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Potential realizable values in the table above are calculated by:

•	multiplying the number of shares of common stock subject to the stock option by the price of $30.31 per share;

•	assuming that the aggregate share value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the balance of the term of the option; and

•	subtracting from that result the total option exercise price.

The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of the future common share price. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock.

Aggregated Option/SAR Exercises in 2005 and FY-End Option/SAR Values
      The following table sets forth, for our named executive officers, certain information concerning options exercised during fiscal 2005 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. For purposes of computing value realized from the exercise of options in 2005, the fair market value for periods prior to the public offering was determined by reference to the exercise price of options granted closest to the date that a named executive officer exercised options. For those options exercised in association with the public offering, the public offering price was used. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2005 ($28.15 per share) and the exercise price of the officer’s options. The Company has never issued stock appreciation rights.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2005 (#)		December 31, 2005 ($)
	Acquired on	Value
	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick K. Donnelly	56,736	1,450,740	426,500	79,500	9,977,441	876,675
David W. Dockhorn	0	0	185,026	73,500	4,193,712	998,400
Erich Mohr	68,500	1,292,055	0	0	0	0
James C. Powers	0	0	268,500	41,500	6,297,160	515,825
Bruce A. Teplitzky	0	0	120,221	74,750	2,753,781	301,088
Employment Agreements
      On February 6, 2006, we entered into an employment agreement with Patrick K. Donnelly, our president and chief executive officer. Under this agreement, Mr. Donnelly will receive an annual salary of $425,000, will be eligible for salary increases which may be based on performance and competitive market factors, and will participate in our executive bonus plan with an annual bonus target of $250,000. This agreement will expire on February 28, 2009. If we terminate his employment without good cause or by reason of disability, if the agreement terminates by reason of death, or if Mr. Donnelly terminates his employment for good reason, Mr. Donnelly will be entitled to severance payments equal to fifteen months base salary and benefits. If, within twelve months after a change of control of PRA International, Mr. Donnelly is terminated without cause, is terminated by reason of disability, or terminates his employment for good reason, then Mr. Donnelly will be entitled to severance payments equal to thirty months base salary and benefits. Mr. Donnelly is also entitled to a tax gross up in the event that any amounts payable to him in connection with the employment agreement are subject to the 20% excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code. This tax gross up is designed to put Mr. Donnelly in the position he would have occupied if such excise tax did not apply. Mr. Donnelly is subject to a non-compete with named competitors for the duration of his employment and, following his termination, for a period of fifteen months (thirty months in the event he is terminated without cause, is terminated by reason of disability, or terminates the agreement for good reason within twelve months after a change in control and is not limited to named competitors). The agreement defines good reason to mean a material breach by the Company, a diminution of his title, authority, duties or responsibilities, the requirement to relocate more than 35 miles from his then current location, or not being elected as a member of the Board by PRA International’s shareholders or being removed from the Board without cause in accordance with PRA International’s bylaws.
      On February 6, 2006, we entered into an employment agreement with David W. Dockhorn, our executive vice president of global clinical operations. Under this agreement, Dr. Dockhorn will receive an annual salary of $297,000, will be eligible for salary increases which may be based on performance and competitive market factors, and will participate in our executive bonus plan with an annual bonus target of $125,000. This agreement will expire on February 28, 2009. If we terminate his employment without good cause or by reason of disability, if the agreement terminates by reason of death, or if Dr. Dockhorn terminates his employment for good reason, Dr. Dockhorn will be entitled to severance payments equal to twelve months base salary and benefits. If, within twelve months after a change of control of PRA International, Dr. Dockhorn is terminated without cause, is terminated by reason of disability, or terminates his employment for good reason, then Dr. Dockhorn will be entitled to severance payments equal to twenty-four months base salary and benefits. Dr. Dockhorn is also entitled to a tax gross up in the event that any amounts payable to him in connection with the employment agreement are subject to the 20% excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code. This tax gross up is designed to put Dr. Dockhorn in the position he would have occupied if such excise tax did not apply. Dr. Dockhorn is subject to a non-compete with named competitors for the duration of his employment and, following his termination, for a period of twelve months (twenty-four months in the event he is terminated without cause, is terminated by reason of disability, or terminates the agreement for good reason within twelve months after a change in control and is not limited to named competitors). The agreement defines good reason to mean a material breach by the Company, a diminution of his title, authority, duties or responsibilities, or the requirement to relocate more than 35 miles from his then current location.
      On February 6, 2006, we entered into an employment agreement with James C. Powers, our executive vice president of business development. Under this agreement, Mr. Powers will receive an annual salary of $242,000, will be eligible for salary increases which may be based on performance and competitive market factors, and will participate in our executive bonus plan with an annual bonus target of $175,000. This agreement will expire on February 28, 2009. If we terminate his employment without good cause or by reason of disability, if the agreement terminates by reason of death, or if Mr. Powers terminates his employment for good reason, Mr. Powers will be entitled to severance payments equal to twelve months base salary and benefits. If, within twelve months after a change of control of PRA International, Mr. Powers is terminated without cause, is terminated by reason of disability, or terminates his employment for good reason, then Mr. Powers will be entitled to severance payments equal to twenty-four months base salary and benefits. Mr. Powers is also entitled to a tax gross up in the event that any amounts payable to him in connection with the employment agreement are subject to the 20% excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code. This tax gross up is designed to put Mr. Powers in the position he would have occupied if such excise tax did not apply. Mr. Powers is subject to a non-compete with named competitors for the duration of his employment and, following his termination, for a period of twelve months (twenty-four months in the event he is terminated without cause, is terminated by reason of disability, or terminates the agreement for good reason within twelve months after a change in control and is not limited to named competitors). The agreement defines good reason to mean a material breach by the Company, a diminution of his title, authority, duties or responsibilities, or the requirement to relocate more than 35 miles from his then current location.
      On February 6, 2006, we entered into an employment agreement with Bruce A. Teplitzky, our executive vice president of business development. Under this agreement, Mr. Teplitzky will receive an annual salary of $240,500, will be eligible for salary increases which may be based on performance and competitive market factors, and will participate in our executive bonus plan with an annual bonus target of $175,000. This agreement will expire on February 28, 2009. If we terminate his employment without good cause or by reason of disability, if the agreement terminates by reason of death, or if Mr. Teplitzky terminates his employment for good reason, Mr. Teplitzky will be entitled to severance payments equal to twelve months base salary and benefits. If, within twelve months after a change of control of PRA International, Mr. Teplitzky is terminated without cause, is terminated by reason of disability, or terminates his employment for good reason, then Mr. Teplitzky will be entitled to severance payments equal to twenty-four months base salary and benefits. Mr. Teplitzky is also entitled to a tax gross up in the event that any amounts payable to him in connection with the employment agreement are subject to the 20% excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code. This tax gross up is designed to put Mr. Teplitzky in the position he would have occupied if such excise tax did not apply. Mr. Teplitzky is subject to a non-compete with named competitors for the duration of his employment and, following his termination, for a period of twelve months (twenty-four months in the event he is terminated without cause, is terminated by reason of disability, or terminates the agreement for good reason within twelve months after a change in control and is not limited to named competitors). The agreement defines good reason to mean a material breach by the Company, a diminution of his title, authority, duties or responsibilities, or the requirement to relocate more than 35 miles from his then current location.

Performance Graph
      Below is a graph that compares the cumulative total shareholder return on the Company’s common stock from the initial public offering date of November 18, 2004 through December 30, 2005, against the cumulative total return for the same period on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index (US). The results are based on an assumed $100 invested at our initial offering price and December 30, 2005 closing prices for both indices including reinvestment of any dividends.

Symbol		CRSP Total Returns Index:	11/17/2004	12/31/2004	6/30/2005	12/30/2005

	■	PRA International	100.0	130.4	140.9	148.2
— — — — — —	*	Nasdaq Stock Market (US Companies)	100.0	103.7	98.5	105.9
- - - - - - - - - - - - -
	▲	Nasdaq Stocks (SIC 8000-8099 US Companies)	100.0	107.5	129.9	149.9
		Health services
Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.0 on 11/17/2004.
E.	IPO price of $19.00 on 11/17/2004 was used for the base value.
     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.
Compensation Committee Report
      The compensation committee currently comprises Mr. Conway, who serves as chairman, Mr. Kessler, and Ms. Hemberger. From January 2005 until November 2005, our compensation committee comprised Messrs. Conway, Kessler, and Conte. During 2005, the compensation committee met on five occasions to examine our compensation structure and to determine the proper levels and components of our senior management’s compensation.

Committee Meetings and Deliberations
      The committee’s customary practice is to review information regarding the components of existing executive compensation and, after addressing any issues related to such compensation, reach consensus on and approve our senior management’s compensation. During 2005, the committee reviewed each of our senior management’s proposed compensation and analyzed all components of the individual’s total compensation both on an individual basis as well as compared to the other senior management within PRA. Members then had additional time to ask for further information, to raise and address questions, to make any appropriate adjustments and to discuss such compensation before voting to approve the compensation for each member of senior management. In reviewing our executives’ compensation for 2005 and prior to making grants of stock options in connection with our initial public offering in November 2004, the committee sought the advice of an outside compensation consultant regarding the appropriateness of such grants, amount of grants and compensation of our executives following the initial public offering.
      Our executives’ compensation comprises four components, base salary, long-term incentive compensation, bonus and various benefits and perquisites. The committee designed PRA’s compensation program, based on a combination of these components, to enable PRA to attract and retain senior executives, reward performance, and achieve long-term stockholder value.
      The base salaries for Mr. Donnelly, Dr. Dockhorn, Dr. Mohr, Mr. Powers, and Mr. Teplitzky during fiscal 2005 were set in accordance with employment contracts that were approved by the compensation committee. The committee believes that the base salaries of the executives are reasonable and competitive with other companies of similar size in the same industry as PRA.
      The compensation committee believes that long-term incentive compensation aligns the interests of our executive officers with PRA’s long-term goals, motivating and rewarding executives for maximizing stockholder value and encouraging the long-term employment of our senior management.
      In addition to long-term incentives relating to equity compensation, we provide short-term annual bonus compensation to executives. Annual bonuses are linked to objective individual performance goals that relate to those activities that are most directly under an executive’s control and for which they should be held accountable. Bonuses are also based on company-wide goals relating to revenues and earnings. If the company-wide goals are not obtained, no bonus is payable, even if individual performance goals are satisfied. Executives had an opportunity to receive a bonus generally between 38% and 71% of their base salary in 2005, contingent on the achievement of the individual and company performance objectives.
      Our executives are entitled to participate in various employee benefit plans that are generally made available to all of our employees, such as health, life, disability insurance, tax qualified retirement plans, and vacation pay. In 2005, our executives were also entitled to car and club allowances. Effective February 1, 2006, our executives will not be entitled to club allowances. The committee believes that such benefits and perquisites are comparable to those offered by other companies of similar size.

Internal Pay Equity
      In the process of reviewing each executive’s compensation both separately and in the aggregate, the committee directs our human resources department to prepare a spreadsheet showing “internal pay equity” within PRA. This spreadsheet shows the relationship between each management level of compensation. The comparison includes all components of compensation, both individually and in the aggregate.
      The committee believes that the relative difference between the compensation of our chief executive officer and the compensation of our other executives has not increased significantly over the years. The comparisons in the Company’s internal pay equity study go back approximately three years and the percentage differences are not significantly different today from then. Over the period reviewed, Mr. Donnelly’s total compensation has been in the range of 1.2 to 1.6 times the compensation of the next highest paid executive officer.

Review of CEO Compensation Components
      The compensation committee has reviewed all components of Mr. Donnelly’s compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to Mr. Donnelly and cost to PRA of all perquisites and other benefits, and the actual projected payout obligations under several potential severance and change-in-control scenarios. In considering the components of Mr. Donnelly’s total compensation, the committee reviewed the aggregate amounts and mix of all components, including accumulated (realized and unrealized) option gains. In 2005, Mr. Donnelly was paid a bonus of $37,687, net of deferred bonus of $18,563.

The Committee’s Conclusion
      Based on the committee’s review and deliberations, the committee finds Mr. Donnelly’s total compensation, including potential payouts in severance and change-in-control scenarios, to be reasonable and not excessive in the aggregate.

Policy Regarding 162(m)
      Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless such compensation is performance based and certain specific and detailed criteria are satisfied. The committee considers the anticipated tax treatment to PRA and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the committee’s control also can affect deductibility of compensation. Accordingly, the committee may determine that it is appropriate to structure compensation packages in a manner that may not be deductible under Section 162(m).
Members of the Compensation Committee

Robert E. Conway, Chairman
Armin Kessler
Judith A. Hemberger
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
Compensation Committee Interlocks and Insider Participation
      During 2005, none of our executive officers served as a director or member of the board of directors or compensation committee of any entity that has one or more officers serving as a director or member of our compensation committee.
Audit Committee Report
      In accordance with the written charter adopted by our board of directors, the audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.
      In this context, the audit committee has met and held discussions with management and the independent auditors. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. The audit committee discussed with our independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
      In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), and has discussed with the independent auditors the auditors’ independence from PRA and its management.
      The audit committee discussed with our independent auditors the overall scope and plans for their respective audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our accounting principles.
      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of our audited financial statements for the year ended December 31, 2005 in our 2005 annual report on Form 10-K for filing with the Securities and Exchange Commission. The audit committee also recommended to the board of directors the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006, and the board of directors concurred in the committee’s recommendation.
Members of the Audit Committee

Melvin D. Booth, Chairman
Robert E. Conway
Armin Kessler
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
PROPOSAL 2:
RATIFICATION OF AUDITORS
      At the recommendation of our audit committee, our board of directors has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006. In making this appointment, our audit committee and board of directors considered whether the audit and non-audit services PricewaterhouseCoopers LLP provides are compatible with maintaining the independence of the Company’s outside auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. In addition, representatives of PricewaterhouseCoopers LLP are expected to be available to respond to appropriate questions.

Fees Paid to the Independent Auditors
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2004	2005

Audit Fees	$393,845	$1,039,503
Audit-Related Fees	$575,000	$94,573
Tax Fees	$13,900	$0
All Other Fees	—	—

Total	$982,745	$934,076
      All of the fees listed above were approved under the approval provisions of paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X.
      The fees listed above under “Audit Fees” relate to services in connection with the audit of our annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004.
      The fees listed above under “Audit-Related Fees” relate to services in connection with our Form S-1 filing for our initial public offering dated November 17, 2004, our secondary offering dated June 14, 2005, due diligence procedures, and the audit of our employee benefit plan for 2005 and 2004.
      The fees listed above under “Tax Fees” relate to tax compliance services, tax consulting services, and related costs for the fiscal year ended December 31, 2004.
      There were no other fees billed by PricewaterhouseCoopers LLP relating to any other services.
      The audit committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.
      The audit committee is responsible for appointing our independent registered public accounting firm and overseeing the services it provides to us. The audit committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. Under this policy, the audit committee has specified categories of audit services, audit-related services and tax services that are pre-approved, subject to appropriate documentation and other requirements. In addition, the audit committee has specified categories of other services that our independent registered public accounting firm is precluded from providing to us. All of our audit and related services listed above were pre-approved by the audit committee in accordance with this policy.
      The board of directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
PROPOSAL 3:
APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
      The board of directors is submitting for approval by the stockholders our 2005 Employee Stock Purchase Plan, or ESPP, which became effective on October 1, 2005. The board of directors adopted the ESPP to provide employees with the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code.
      The Internal Revenue Code and the rules of the Nasdaq Stock Market require us to obtain stockholder approval of the ESPP. A summary of the ESPP appears below. This summary is qualified in its entirety by the ESPP’s complete text, which is included as Appendix B to this proxy statement.

Plan Administration
      The ESPP is administered by the Compensation Committee, which has the discretionary authority to administer and interpret the ESPP.
Shares Available Under ESPP
      Up to 250,000 shares of our common stock are authorized for sale under the ESPP.
Eligible Employees
      Employees eligible to participate in the ESPP generally include employees who have been employed by us or one of our designated subsidiaries 30 days prior to the applicable offering date. Employees who customarily work less than five months in a calendar year or are customarily scheduled to work less than twenty hours per week are not eligible to participate in the ESPP. An employee is also not eligible to participate in the ESPP during any offering period if the employee is a vice president or above and is eligible under our Management Stock Purchase Plan (but only to the extent such persons may be excluded under the Internal Revenue Code, such as highly compensated employees and employees who have been employed for less than two years) or if the employee beneficially owns 5% or more of the combined voting power or value of all of the outstanding stock of PRA or one of our subsidiaries. The Management Stock Purchase Plan enables certain of our executive officers to receive up to 50% of their annual compensation in the form of restricted stock units, which vest 100% on the completion of three years of continuous service. We match, on a unit for unit basis, units purchased under the Management Stock Purchase Plan at no cost.
      As of March 31, 2006, approximately 2,116 employees were eligible to participate in the ESPP of which approximately 213 were participating.
Participation
      Employees enroll under the ESPP by completing a subscription agreement permitting the deduction of at least 1% but not more than 10% from their paycheck, up to a limit of $25,000 in common stock during any calendar year. In addition, no eligible employee may purchase more than 2,500 shares of common stock in any single purchase period. If the aggregate subscriptions exceed the number of authorized shares of common stock available for purchase under the ESPP, they will be reduced on a pro rata basis.
Offering
      Under the ESPP, participants are offered the option to purchase at a discount shares of our common stock during a purchase period commencing on an offering date, which generally occurs on the first day of each calendar quarter. However, the first offering period under the ESPP commenced on October 1, 2005 and ended on December 31, 2005.
      Unless a participant has previously canceled his or her participation in the ESPP, the participant will be deemed to have exercised his or her option in full on a purchase date defined as the last day of a purchase period. Upon exercise, the participant will purchase the number of shares of Common Stock that his or her accumulated payroll deductions will buy at a purchase price equal to 90% of the closing price of our common stock on the Nasdaq National Market on the purchase date (or the immediately preceding trading date if the purchase date is not a trading date).
      A participant may cancel his or her payroll deduction authorization at any time before the purchase date. Upon cancellation, the participant will have the entire balance of his or her account refunded in cash without interest. A participant may increase or decrease his or her payroll deduction authorization before any offering period only in accordance with rules established by the ESPP’s administrator.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale
      The number of shares of our common stock available for purchase under the ESPP, as well as the purchase price and the number of shares covered by each option under the ESPP that has not yet been exercised shall be proportionately adjusted for adjustments made in the number of outstanding shares of our common stock or an exchange of the shares of common stock resulting from a reorganization, recapitalization, rights offering, our consolidation with or merger into any other corporation or other increases or reductions of our outstanding common stock.
      Unless otherwise provided by the board of directors, in the event of a proposed liquidation or dissolution of PRA, any purchase period in effect will terminate immediately prior to the consummation of the liquidation or dissolutions. In the event of a:

•	merger or consolidation of PRA with or into another corporation;

•	sale of all or substantially all of our assets; or

•	transaction or series of transactions in which our stockholders immediately prior to such transaction(s) beneficially own less than 50% of the voting shares of our capital stock immediately after such transaction(s);
each outstanding option will be assumed or an equivalent option will be substituted by the successor corporation, parent or subsidiary. However, in the event the successor corporation refuses to assume or substitute outstanding options, the purchase period in progress will automatically end on the business day immediately preceding the effective date of such event.
Amendment and Termination
      The board may amend, suspend or terminate the ESPP at any time but may not amend the ESPP to either increase the number of shares that may be purchased under the ESPP or to change the designation or class of employees eligible to participate in the ESPP without obtaining shareholder approval within 12 months before or after such action. The ESPP will terminate automatically on October 1, 2015 unless terminated earlier by the board.
Federal Income Tax Consequences
      Generally, no federal income tax consequences will arise at the time an employee purchases common stock under the ESPP. If an employee disposes of common stock purchased under the ESPP less than one year after the common stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the common stock at the time of purchase and the amount paid by the employee for the common stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee.
      If an employee does not dispose of the common stock purchased under the ESPP until at least one year after the common stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the common stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the common stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee. If an employee dies before disposing of the common stock purchased under the ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.
      We generally will not be entitled to a deduction with respect to the common stock purchased by an employee under the ESPP, unless the employee disposes of the common stock less than one year after the common stock is transferred to the employee or less than two years after the offering date.
New Plan Benefits
      No current director or executive officer is eligible to participate in the ESPP and therefore no current director or executive officer will receive any benefit under the ESPP. The benefits that will be received by all eligible employees under the ESPP are not determinable in advance because the number of shares of common stock that an employee may receive under the ESPP is based on the amount of payroll deductions elected by the employee. The following table sets forth (a) the aggregate number of shares of common stock granted under the ESPP during the last fiscal year, and (b) the dollar value of such shares of common stock based on $28.15 per share, the last reported trade price for Shares on December 30, 2005.

	Number of Shares of	Dollar Value of Shares
	Restricted Stock	of Restricted Stock
Name of Individual or Group	Granted	Granted

All executive officers, as a group	n/a	n/a
All directors who are not executive officers, as a group	n/a	n/a
All employees who are not executive officers, as a group	5,406	$152,179
Vote Required
      Approval of the ESPP will be decided by a majority of the votes cast “for” or “against” the proposal at this meeting.
The Board of Directors recommends that you vote “FOR” the approval of the 2005 Employee Stock Purchase Plan.
Certain Relationships and Related Transactions

Pharma eMarket, LLC
      We own 20% of the membership interests of Pharma eMarket, LLC, a provider of staffing services. Patrick K. Donnelly is a director of Pharma eMarket. David W. Dockhorn owns 4.8% of the membership interests in Pharma eMarket. In addition, The Robert J. Dockhorn Revocable Trust owns 4.8% of the membership interests of Pharma eMarket. Robert J. Dockhorn is the father of David W. Dockhorn. We paid approximately $165,900 to Pharma eMarket for staffing services rendered to us in 2005.

Leased Facilities from Dockhorn Properties, LLC
      Since 1997, we have leased three buildings from Dockhorn Properties, L.L.C. David W. Dockhorn holds a 5% membership interest in Dockhorn Properties, L.L.C. For one building, the lease term expires on December 31, 2009, with a five year renewal option. For the other two buildings, the lease expired on June 30, 2005. The lease features fixed annual rent increases of approximately 2.7%. From 1997 until September 30, 2004, we leased certain facilities from the Beverly W. Dockhorn Revocable Trust. Beverly W. Dockhorn is Dr. Dockhorn’s mother. We paid rents under the leases of approximately $1.1 million in 2005 and $1.6 million in 2004.

Registration Rights Agreement
      Certain of our stockholders have entered into a registration rights agreement with us, under which they may require us at any time to file a registration statement under the Securities Act to register the sale of shares of our common stock, subject to certain limitations. Pursuant to the exercise of demand registration by Genstar Capital Partners III, L.P., we filed a registration statement on March 7, 2006 to register the resale of up to 5 million shares of our common stock held by Genstar, certain of our officers, directors, and other parties. We are required to pay all registration expenses in connection with the first six of these demand registrations under the registration rights agreement. The exercise of a demand registration right, when made, entitles the other existing stockholders to notice of the registration and allows them to include their shares of common stock in the registration. Our registration rights agreement also grants “piggyback” registration rights in connection with registered offerings of common stock that we initiate, for which we must pay all expenses.

Stockholders Agreements
      We have entered into agreements with certain stockholders that contain provisions requiring certain of our stockholders to submit to a sale of PRA upon the satisfaction of stated conditions; allow all stockholders to participate in certain transfers proposed by the majority stockholders; provide a right of first refusal in our favor and in favor of certain of our stockholders with respect to sales by certain of our stockholders; grant preemptive rights to certain stockholders should we undertake to issue new securities upon certain conditions being met; and in some instances grant “piggyback” registration rights under the registration rights agreement described above.

Nomination of Directors
      Under an agreement we entered into with Genstar Capital Partners III, L.P., and Stargen III, L.P., each of Genstar and Stargen has the right to elect one of our directors so long as it holds any shares of our common stock.

Employment Agreements
      We have employment agreements with certain of our named executive officers, as described above in “Employment Agreements.”
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity and equity derivative securities. We assist our directors and officers in monitoring transactions and filing the appropriate Section 16 reports on their behalf. Based solely upon a review of the copies of such reports and written representations from such reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2005.
Proposals by Stockholders for 2007
      Stockholder proposals intended for inclusion in next year’s proxy statement under Securities and Exchange Commission Rule 14a-8 should be sent to our principal executive offices and must be received by December 31, 2006. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.
      In accordance with our bylaws, to be properly brought before the 2007 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by a stockholder under these provisions of our bylaws (rather than under Rule 14a-8 under the Securities Exchange Act of 1934, as amended) must be received no earlier than February 21, 2007 nor later than March 21, 2007. If our annual meeting date is more than thirty days before or more than seventy days after June 21, 2006, however, our bylaws provide that the stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the one hundred twentieth day prior to the annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which we publicly announce the date of our meeting.
      To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. We will not consider any proposal or nomination that does not meet the bylaw requirements and the requirements for submitting a proposal or nomination under applicable rules of the Securities and Exchange Commission. Such notices should be addressed to Secretary, PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. In addition, the fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
Where You Can Find More Information
      We are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.
      Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, NW, Room 1024 Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.
      Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, by written request addressed to PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.
      In order to obtain any documents you request from the Company in time for the annual meeting, you must request the documents from the Company by June 5, 2006, which is five business days prior to the date of the annual meeting.
      You should rely only on the information contained in this document to vote your shares of common stock at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May 17, 2006. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

APPENDIX A
PRA Audit Committee Charter
Purpose
      The Purpose of the Audit Committee of the Board of Directors (the “Board”) of PRA International, Inc. a Delaware corporation (the “Company”), is to oversee the accounting, auditing and financial reporting practices of the Company and its Affiliates. The Audit Committee (the “Committee”) should provide an appropriate communications channel with the Board, independent auditors and financial management.
      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
      The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management, the internal auditor (or others responsible for the internal audit function, including contracted non-employees or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the independent auditor.
      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the terms “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.
Composition
      The Committee shall be composed of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy.
      Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting or auditing profession and, consequently, some members may not be experts in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”
      Each Committee member shall satisfy the independence requirements of the NASDAQ Stock Market and Rules 10A-3(b)(1) under the Exchange Act; provided that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.
      The members of the Committee, including the Chairperson of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.
Functions and Authority
      The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:
     Interaction with the Independent Auditor
      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and that independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to PRAPOL 053 Audit and Non-audit Services Pre-approval Policy established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. In accordance with PRAPOL 053 Audit and Non-audit Services Pre-approval Policy, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.
      3. Independence of the Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

a. The Committee shall obtain and review a report prepared by the independent auditor describing:

i. the auditing firm’s internal quality-control procedures and

ii. any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

b. The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

c. The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

d. The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company are compatible with maintaining the independence of the independent auditor.
     Annual Financial Statements and Annual Audit
      4. Meetings with Management, the Independent Auditor and the Internal Auditor.

a. The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

b. The Committee shall review and discuss with management and the independent auditor:

i. major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

ii. any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and

iii. the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
      c. The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      5. Separate Meetings with the Independent Auditor.
      a. The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information on any significant disagreements with management and management’s response to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are:

i. any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

ii. any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

iii. any “management” or “internal control” letter issued, or proposed to be issued by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.
      b. The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding:

i. all accounting policies and practices to be used that the independent auditor identifies as critical;

ii. all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

iii. all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations of internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.
      c. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraph 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements
      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit
      8. Appointment and Compensation. The internal auditor shall report directly to the Committee for all matters other than day-to-day administrative matters, for which the internal auditor shall work with the management of the Company. With respect to the internal auditor, the Committee may consult on matters regarding initiating and terminating their employment, evaluating their performance and determining their compensation.
      9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget, and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant Committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities
      10. The Committee shall discuss with management and the independent auditor the Company’s earnings press release (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e. discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
      11. The Committee shall review all related-party transactions on an ongoing basis and all such transactions must be approved by the Committee.
      12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
      13. The Committee shall discuss with the Company’s legal counsel, or outside counsel, any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.
      15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
      16. The Committee shall review and assess at least annually, the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters as defined in PRAPOL 054 which includes the procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.
      17. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.
      18. The Committee, through its Chairperson, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
      19. The Committee shall review the Company’s computer information systems with the particular emphasis on procedures, controls and security protection against computer fraud and misuse from both within and outside the Company.
      20. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
      21. The Committee shall review and reassess at least annually the adequacy of this Charter and submit any recommended changes to the Board for its consideration and approval.
      22. The Committee shall perform any other oversight functions as determined by the full Board.
Meetings
      The Chairperson (or in his or her absence, a member designated by the Chairperson) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter times and more frequently as the Committee deems necessary and desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.
      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.
      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.
Minutes and Reports
      Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company in accordance with PRAPOL 031, Corporate Records Retention Policy. The Chairperson of the Committee shall report to the Board from time to time or whenever so requested by the Board.

APPENDIX B
PRA International
2005 Employee Stock Purchase Plan
      The following constitute the provisions of the 2005 Employee Stock Purchase Plan of PRA International.
      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Shares of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
      2. Definitions.
      (a) “Administrator” means (i) any person or committee to whom the Board delegates administrative discretion under the Plan, and (ii) the Board, which may exercise any and all administrative powers associated with the Plan.
      (b) “Board” means the Board of Directors of the Company.
      (c) “Code” means the Internal Revenue Code of 1986, as amended.
      (d) “Common Shares” means shares of common stock, par value $.01 per share, of the Company.
      (e) “Company” means PRA International, a Delaware corporation.
      (f) “Compensation” means all base straight time gross earnings, excluding commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.
      (g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) military leave; (ii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iii) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.
      (h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.
      (i) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting shares of beneficial interest of the Company (or its successor or parent) immediately thereafter.
      (j) “Designated Subsidiaries” means the Subsidiaries (or other entities with respect to sub-plans established under Section 19(d) hereof) that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
      (k) “Employee” means any person, excluding individuals who are at a level of Vice President and above and are eligible under the Company’s Management Stock Purchase Plan (but only to the extent such persons may be excluded under Section 423(b)(4) of the Code), whom the Company or one of its Designated Subsidiaries classifies as an employee for payroll tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week, and (ii) is customarily employed by the Company or one of its Designated Subsidiaries for more than five months in a calendar year.
      (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (m) “Offering Date” means the first business day of each Offering Period of the Plan.
      (n) “Offering Period” means a period of three months (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date).
      (o) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
      (p) “Plan” means this 2005 Employee Stock Purchase Plan.
      (q) “Purchase Date” means the last day of each Purchase Period of the Plan, provided, however, that if such date is not a business day, the “Purchase Date” shall mean the immediately preceding business day.
      (r) “Purchase Period” means a period of three calendar months (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date), except for the first Purchase Period set forth in Section 4.
      (s) “Purchase Price” means with respect to a Purchase Period an amount equal to 90% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Purchase Date; provided, however, that the Administrator may before any Offering Date establish a different formula for determining the Purchase Price so long as the formula does not result in a lower Purchase Price than is allowable under Section 423(b)(6) of the Code.
      (t) “Share” means one Common Share, as adjusted in accordance with Section 18 of the Plan.
      (u) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
      3. Eligibility.
      (a) Any person who is an Employee as of the date 30 days before the Offering Date of a given Purchase Period shall be eligible to participate in such Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.
      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial ownership of the Company and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or shares of common stock of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
      4. Purchase Periods. Purchase Periods shall generally commence on the first day of each calendar quarter (e.g., January 1, April 1, July 1, October 1) and shall end on the last day of the calendar quarter in which the Purchase Period begins. The Administrator shall have the discretion to establish the first Purchase Period as commencing on or after the effective date determined in Section 22 below. The Administrator shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, provided that the Administrator shall announce any such change at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected. All Shares purchased pursuant to the Plan are subject to the Company Insider Trading Policy.
      5. Participation.
      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement or any other equivalent means that the company may determine from time to time, and filing it with the Company’s Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Administrator (each, a “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.
      (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.
      (c) A participant’s subscription agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 6 or terminated as provided in Section 10.
      6. Method of Payment of Contributions.
      (a) A participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than 1% per payroll period and not more than 10% (or such other percentage as the Administrator may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Purchase Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.
      (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may increase or decrease the rate of his or her Contributions with respect to the Purchase Period only in accordance with rules that the Administrator establishes before the Offering begins. Any change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.
      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
      7. Grant of Option.
      (a) On the First Day of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on the Purchase Date for the Purchase Period a number of whole Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an eligible Employee participating in such Purchase Period be permitted to purchase more than 2,500 Shares in such Purchase Period (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Administrator may, for future Purchase Periods, increase or decrease, in its absolute discretion, the maximum number of Shares an eligible Employee may purchase during each Purchase Period. Exercise of the option shall occur as provided in Section 7(c), unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Purchase Period.
      (b) The fair market value of the Company’s Common Shares on a given date (the “Fair Market Value”) shall be the closing sales price of the Common Shares for such date (or, in the event that the Common Shares are not traded on such date, on the immediately preceding trading date), as reported by the NASDAQ, or, if such price is not reported, then on the nearest preceding trading day during which a sale occurred;

      (c) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of a Purchase Period, and the maximum number of whole Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Any contributions not used to purchase shares will be carried over to the next scheduled Purchase Period. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant’s account after the Purchase Date shall be returned to the participant.
      (d) Notwithstanding the foregoing, if the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Purchase Date.
      8. Transfer to Participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
      9. Delivery. As promptly as practicable after each Purchase Date of each Purchase Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with a Designated Broker or Administrator.
      10. Voluntary Withdrawal; Termination of Employment.
      (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice, in the form and manner as directed by the Company, at least five (5) days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.
      (b) Upon termination of the participant’s status as an Employee prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.
      (c) In the event an Employee fails to remain customarily employed in the Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.
      11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.
      12. Shares.
      (a) Subject to adjustment as provided in Section 18, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 250,000 Shares (the “Reserve”).
      (b) As promptly as practicable after each Purchase Date on which a purchase occurs, the number of whole Shares so purchased shall be delivered to the Designated Broker account designated by the Company and kept in such account pursuant to a subscription agreement between each Participant and the Company and subject to the conditions described therein which include a requirement that Shares may not be delivered to an account outside of a participant’s account established at the Designated Brokers for a period of (21) months after the applicable Purchase Date.
      (c) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.
      (d) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.
      13. Administration. The Administrator shall supervise and administer the Plan, and shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No person acting individually or jointly as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any participant.
      14. Designation of Beneficiary.
      (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and in the manner as directed by the Company’s Human Resources Department.
      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with Section 14(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
      15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
      16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.
      17. Reports. Individual recordkeeping accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually by the Designated Broker, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

      18. Adjustments Upon Corporate Transactions.
      (a) In the event of a proposed dissolution or liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”) and any Purchase Period then in progress will terminate on the New Purchase Date. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10.
      For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Shares in the transaction.
      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Common Share covered by each outstanding option and the maximum number of Shares each participant may purchase each Purchase Period pursuant to Section 7(a), in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of its outstanding Common Shares, and in the event of the Company’s being consolidated with or merged into any other corporation.
      19. Amendment or Termination.
      (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the shareholders, or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent the Administrator considers it appropriate to conform the Plan with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
      (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change future Purchase Periods, to limit the frequency and/or number of changes in the amount withheld during a Purchase Period, to establish the exchange ratio applicable to amounts withheld in a currency other than

U.S. dollars, to permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and to establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.
      (c) The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company specifically authorizes the Administrator to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
      (d) The Administrator may also adopt sub-plans applicable to particular Subsidiaries, or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. In addition, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
      20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
      21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
      22. Term of Plan; Effective Date. The Plan shall become effective on October 1, 2005, provided that the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable laws. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.
      23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
      24. Notice of Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two

(2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.
      25. Withholding of Taxes. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations, which may arise upon the exercise of any option or the disposition of any Shares.
      26. No Employment Rights. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.
      27. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.
      28. Captions. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.
      29. Governing Law. The internal laws of the Commonwealth of Virginia shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

EXHIBIT A
PRA INTERNATIONAL
2005 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)
      1.                                                                             hereby elects to participate in the PRA International 2005 Employee Stock Purchase Plan (the “2005 Employee Stock Purchase Plan”), and subscribes to purchase Common Shares of the Company in accordance with this Subscription Agreement and the 2005 Employee Stock Purchase Plan.
      2. I hereby authorize payroll deductions from each paycheck in the amount of                      (minimum 1% per paycheck) of my Compensation on each payday (not to exceed 10%) during the Purchase Period in accordance with the 2005 Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)
      3. I understand that said payroll deductions shall be accumulated for the purchase of Common Shares at the applicable Purchase Price determined in accordance with the 2005 Employee Stock Purchase Plan. I understand that if I do not withdraw from a Purchase Period, any accumulated payroll deductions will be used to automatically exercise my option.
      4. I have received a copy of the complete “2005 Employee Stock Purchase Plan.” I understand that my participation in the 2005 Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement may be subject to obtaining stockholder approval of the 2005 Employee Stock Purchase Plan.
      5. Shares purchased for me under the 2005 Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only).
      6. I understand that I may not request a certificate representing my shares held in the Plan for a period of 21 months following the Purchase Date. I further understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Purchase Period during which I purchased such shares) or one year from the Purchase Date whichever is earlier, I will be treated for Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. All shares purchased pursuant to the plan are bound by the Company Insider Trading Policy.
      I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 10% of the fair market value of the shares on the last day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be

1

taxed as capital gain. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES TAX ADVICE, AND I ACKNOWLEDGE THAT THE COMPANY HAS ENCOURAGED ME TO CONSULT MY OWN TAX ADVISOR WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE 2005 EMPLOYEE STOCK PURCHASE PLAN.
      7. I hereby agree to be bound by the terms of the 2005 Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the 2005 Employee Stock Purchase Plan.
      8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due me under the 2005 Employee Stock Purchase Plan:

NAME:	(First) (Middle) (Last)

Relationship	(Address)

NAME:	(First) (Middle) (Last)

Relationship	(Address)
      I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME AND CONFIRM THAT THE FOLLOWING INFORMATION IS TRUE AND CORRECT.

Employee’s Social Security Number:

Employee’s Address:

Dated:	Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

2

EXHIBIT B
2005 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
      The undersigned participant in the Purchase Period of the PRA International 2005 Employee Stock Purchase Plan which began on                               , 20        (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the participation in the 2005 Employee Stock Purchase Plan for the Purchase Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions which has not yet used to exercise the options be credited to his or her account with respect to such Purchase Period. The undersigned understands and agrees that his or her option for such Purchase Period will be automatically terminated.
      The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement for a Purchase Period beginning at least one year after the date of this withdrawal.

Name and Address of Participant:

Signature:

Date:

3

PRA INTERNATIONAL 2006 ANNUAL MEETING OF STOCKHOLDERS	Proxy
This proxy is solicited by the Board of Directors for the Annual Meeting of
Stockholders on June 12, 2006, 9:00 A.M.
The undersigned stockholder of PRA International, a Delaware corporation (the “Company”), hereby constitutes and appoints William (Bucky) Walsh, III and Spiro P. Fotopoulos, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of the Company to be held at The Hotel Boulderado, 2115 Thirteenth Street, Boulder Colorado USA 80302 on June 12, 2006, at 9:00 A.M., local time, and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting.
When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the annual meeting may revoke their proxy by attending and casting their vote at the annual meeting in person.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2006 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.
(Continued and to be signed on other side.)
You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope
¯   Please detach here   ¯

The Board of Directors recommends a vote “FOR” the proposals set forth in the paragraphs below. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such proxy will be voted “FOR” the proposals.

1.	ELECTION OF DIRECTORS: To serve three-year terms:	01 Jean-Pierre L. Conte	02 Armin Kessler	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees

(NOTE: To withhold authority to vote for any individual nominee, place an X in the box marked “FOR ALL NOMINEES” and write the number(s) of the nominee(s) in the box provided to the right.)

2.	RATIFICATION OF AUDITORS	☐ For	☐ Against	☐ Abstain
3.	RATIFICATION OF EMPLOYEE STOCK PURCHASE PLAN	☐ For	☐ Against	☐ Abstain
THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. TO VOTE YOUR PROXY PLEASE MARK BY PLACING AN “X” IN THE APPROPRIATE BOX, SIGN AND DATE THE PROXY.

I will attend the annual meeting. ☐	Address change? Mark Box ☐
Indicate changes below:
Dated: _____________________ , 2006
Signature(s) in Box
PLEASE SIGN name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.